Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of our report dated March 13, 2023, relating to the consolidated financial statements as of and for the year ended December 31, 2022, which appears in Modiv Industrial, Inc.’s annual report on Form 10-K for the year ended December 31, 2023, and to the use of our name as it appears under the caption “Experts.”

/s/ BAKER TILLY US, LLP

Irvine, California
March 12, 2024